Exhibit 3.7

Company Registration No.

LL05009

THE OFFSHORE COMPANIES ACT, 1990
PRIVATE COMPANY LIMITED BY SHARES
MEMORANDUM
AND
ARTICLES OF ASSOCIATION
Avago Technologies Fiber Holding (Labuan)
Corporation
(Formerly Known as Argos Fiber HoIding (Labuan) Corporation
Incorporated on 20 September 2005.

Form 12
Offshore Companies Act 1990
(Section 51(3))
Company No. : LL05009
NOTICE OF RESOLUTION
(INCREASE IN SHARE)
Avago Technologies Fiber Holding (Labuan) Corporation (Formerly Known as Argos Fiber Holding (Labuan) Corporation)
To
Director-General
Labuan Offshore Financial Services Authority
Federal Territory of Labuan, Malaysia
At a meeting of the members of the above-named company duly convened and held on 01 December 2005 the special resolution set out below was duly passed.
(Set out resolution here if a copy thereof is not annexed)

Resolution:	SPECIAL RESOLUTION:
- INCREASE OF AUTHORISED SHARE CAPITAL
“That the authorised share capital of the Company be hereby increased from USD10,000.00 divided into 10,000 ordinary shares of USD1.00 each to USD100,000,000.00 divided into 100,000,000 ordinary shares of USD1.00 each by the creation of 99,990,000 new ordinary shares of USD1.00 each and such new ordinary shares when issued shall rank pari passu in all respects with the existing ordinary shares in the capital of the Company.”
Dated 01 December 2005

p.p. ZAID IBRAHIM SECRETARIAL SERVICES SDN. BHD.

/s/ Azizan Mohd Som Secretary
Authorised Signatory

Form 11
Offshore Companies Act 1990
(Section 22(2))
Company No: LL05009
CERTIFICATE OF INCORPORATION ON CHANGE OF NAME OF OFFSHORE COMPANY
This is to certify that Argos Fiber Holding (Labuan) Corporation which was incorporated as an offshore company under the Offshore Companies Act 1990 on the 20 September 2005 did by a special resolution resolve to change its name to Avago Technologies Fiber Holding (Labuan) Corporation and that the company is now known by its new name with effect from the 29 September 2005.
Given under my hand and seal this 29 September 2005

/s/ Mohd. Ridzuan Zulkifli (MOHD. RIDZUAN ZULKIFLI) for Labuan Offshore Financial Services Authority Federal Territory of Labuan Malaysia
(LABUAN INTERNATIONAL OFFSHORE FINANCIAL CENTRE)

Form 12
Offshore Companies Act 1990
(Section 22(1))
Company No.: LL05009
NOTICE OF RESOLUTION
(CHANGE OF NAME)
Argos Fiber Holding (Labuan) Corporation
To
Director - General
Labuan Offshore Financial Services Authority
Federal Territory of Labuan, Malaysia
At a meeting of the members of the above-named company duly convened and held on 28 September 2005 the special resolution set out below was duly passed.
(Set out resolution here if a copy thereof is not annexed)

Resolution:	“That the name of the Company be changed from “Argos Fiber Holding (Labuan) Corporation” to “Avago Technologies Fiber Holding (Labuan) Corporation” with effect from the date the Registrar registers the change of name.”
Dated 28 September 2005

p.p. ZAID IBRAHIM SECRETARIAL SERVICES SDN. BHD.

/s/ Zafrul Shastri Hashim Secretary
Authorised Signatory

Form 7
Offshore Companies Act 1990
(Section 15(5))
Company No: LL05009
CERTIFICATE OF INCORPORATION OF OFFSHORE COMPANY
This is to certify that Argos Fiber Holding (Labuan) Corporation is incorporated under the Offshore Companies Act 1990 on and from the 20 September 2005 and that the company is a company limited by shares.
Given under my hand and seal this 20 September 2005.

/s/ Md. Yunus Bin Atip (MD. YUNUS BIN ATIP) for Labuan Offshore Financial Services Authority Federal Territory of Labuan Malaysia
(LABUAN INTERNATIONAL OFFSHORE FINANCIAL CENTRE)

Exempted from stamp duty via Stamp Duty
[Exemption] Order 2000 dated 17/01/2000 p.u. [A]9
THE OFFSHORE COMPANIES ACT, 1990
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
Argos Fiber Holding (Labuan) Corporation
A.	The name of the Company is Argos Fiber Holding (Labuan) Corporation

B.	The registered office of the Company will be situated in the Federal Territory of Labuan, Malaysia and the management and control of the Company are to be exercised in Malaysia.

C.	The objects for which the Company is established are:-
(1)	To carry on the business of an investment holding company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stocks, bonds, notes, obligations and securities issued or guaranteed by any company or any other legal entity wherever incorporated, formed or carrying on business, and debentures, debenture stocks, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority supreme, dependent, municipal, local or otherwise in any part of the world.

(2)	To invest the money of the Company upon such investments, undertaking, partnerships, syndicates, joint and single ventures, public and private corporations and enterprises and in such manner as may from time to time be determined.

(3)	To insure or guarantee the payment of advances, credits, bills of exchange and other commercial obligations or commitments of every description whether at home or abroad, and to indemnify any person against default in any such payment, and to guarantee the payment of money secured by or payable under or in respect of any debenture, debenture stock, bond, mortgage, charge or security of any person or corporation, or any local or other authority.

(4)	To enter into or be a party to any transaction or document.

(5)	To acquire, hold, dispose of or deal with any information or rights or property of any kind.

(6)	To acquire, hold, dispose of or deal with the whole or any part of the undertaking of any other company, association or business.

(7)	To dispose of or otherwise deal with the whole or any part of its undertaking or business.

(8)	To assume any duties, obligations or liabilities.

(9)	To acquire any rights or interests.

(10)	To provide or procure provision of any services.

(11)	To lend and borrow in any currency or currencies except the Malaysian currency as permitted by the Offshore Companies Act 1990 and the regulations made thereunder and/or the Labuan Offshore Financial Services Authority (“LOFSA”) and/or any relevant governmental or non-governmental authority.

(12)	To procure its registration or recognition in any place outside Labuan.

(13)	To create and extinguish liabilities and rights and interests.

(14)	To issue shares, debentures and options, and to subscribe for shares, debentures and options and to redeem and forfeit the same.

(15)	To employ or retain persons in and about its business or the business of any other company or person.

(16)	To give indemnities and guarantees and obtain indemnities and guarantees.

(17)	To take out insurance of all kinds whether over the property or rights of the Company or not.

(18)	To promote any other company.

(19)	To make gifts, donations and wagers, which may lawfully be made, whether the same may, or may not be for the purpose of advancing its business.

(20)	To do any of the things which it may do in association with any other person and as principal or agent or as trustee or for its own benefit.

(21)	To promote any other business.

(22)	To do all such things as are incidental or conducive to the exercise of the powers of the Company.

(23)	By way of settlement or other dealing or disposition, to give the right to a person not a member of the Company to share in the whole or any part of its gains or profits to the exclusion of its members, provided that in exercising such power no distribution of gains or profits shall be made pursuant to such settlement, disposition or other dealing which would exceed the amount properly distributed as a dividend or properly capable of being returned as capital surplus where such distribution is a distribution to some or to all of the members of the Company.

(24)	To establish or acquire or carry on an office being a subsidiary or a branch or a marketing office or a general office in any part of Malaysia outside Labuan with the approval of LOFSA and subject always to the provisions of the Offshore Companies Act 1990 and regulations made thereunder.

(25)	To do all other things which are not prohibited by or under the Offshore Companies Act 1990 or the regulations or otherwise by any written law of Malaysia.
D.	The liability of the members is limited.

E.	The share capital of the Company is UNITED STATES DOLLARS TEN THOUSAND (USD10,000.00) only divided into TEN THOUSAND (10,000) ordinary shares of UNITED STATES DOLLAR ONE (USD1.00) par value each (collectively the “Capital”) with power for the Company to increase, sub-divide, consolidate or reduce such Capital and to divide the shares forming the Capital (original, increased or reduced) into several classes and to attach thereto respectively preferential, deferred, special or qualified rights, privileges or conditions as regards dividends, repayment of capital, voting or otherwise.
* * * * * * * * * * * * * * * * * * * * * * * * *

We, the several persons whose names and addresses are subscribed, are desirous of being formed into an Offshore Company pursuant to the Offshore Companies Act 1990 and to this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions	Number of Shares taken by each
of Subscribers	Subscriber

Argos General IP (Singapore) Pte. Ltd. (Company No. : 200512430D) c/o Wong Partnership, Advocates and Solicitors, 80 Raffles Place, #58-01, UOB Plaza 1, SINGAPORE 048624	1 ORDINARY SHARE	ONE ORDINARY SHARE

/s/ Adam H. Clammer

Authorised Signatory for Argos General IP (Singapore) Pte. Ltd.

Total Number of Shares Taken	ONE ORDINARY SHARE OF USD1.00 EACH

Dated this 9th day of September, 2005

Witness to the above signature :

/s/ Kimberly Ann Wilding
Name : Kimberly Ann Wilding

Driving License No.: C1639206

Address : 49 Showers, Dr. Unit 227, Mountain View, CA 94040, United States of America

Exempted from stamp duty via Stamp Duty
[Exemption] Order 2000 dated 17/01/2000 p.u. [A]9
THE OFFSHORE COMPANIES ACT 1990
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
Argos Fiber Holding (Labuan) Corporation
INTERPRETATION
1)	Definitions. Reference in these Articles to the Act shall mean the Offshore Companies Act, 1990. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and neuter genders and references to persons shall include corporations and all legal entities capable of having a legal existence.
LIMITED COMPANY
2)	Private Company Limited By Shares. The Company is a private company, and accordingly:-
(a)	the right to transfer shares is restricted in the manner hereinafter prescribed;

(b)	any invitation to the public to subscribe for any shares or debentures of the Company is prohibited except in accordance with the Act;

(c)	Any invitation to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited except in accordance with the Act; and

(d)	all prices and values given in respect of the shares of the company shall be in a currency other than the Malaysian currency.
SHARES
3)	Issue Of Shares. The shares taken by the subscribers to the Memorandum of Association shall be issued by the directors, subject as aforesaid, and to the provisions of the immediate following Articles, the shares shall be under the control of the directors, who may allot and issue the same to such persons on such terms and conditions and at such times as the directors think fit but so that no shares shall be issued at a discount except in accordance with Section 50 of the Act.

4)	Redeemable Preference Shares. The Company shall have power to issue preference shares carrying a right to redemption or liable to be redeemed at the option of the Company or to issue preference capital ranking equally with or in priority to preference shares already issued and the Directors may, subject to the provisions of the Act, redeem such shares on such terms and in such manner as they may think fit.

5)	Share Certificate. Every member shall without payment be entitled, to receive, within two (2) months after allotment or within one (1) month after lodgement of transfer, certificate(s), under the Seal for all the shares registered in his name, specifying the shares to which the certificate relates and the amount paid up thereon Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate and delivery of such certificate to any one of the joint holders shall be sufficient delivery to all. Each share certificate shall be numbered and denote the number of the shares in respect of which it is issued.

6)	Issue of New Certificate. If a certificate is worn out or lost, it may be renewed on production of the worn-out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.
LIEN
7)	Company To Have Lien On Shares And Dividends. The Company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagement whether solely or jointly with any other person, to or with the Company, whether the period for the payment fulfilment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares.

8)	Lien May Be Enforced By Sale Of Shares. The directors may sell any shares subject to such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or a liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payments or fulfilment or discharge thereof, and giving notice of intention to sell in default, shall have been served on such member or any persons entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for seven (7) days after such notice.

9)	Directors May Authorise Transfer And Enter Purchaser’s Name In Register. To give effect to any such sale the directors may authorise some persons to transfer the shares sold to the purchaser and may enter the purchaser’s name in the register of members as holders of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by an irregularity or invalidity in the proceedings in reference to the sale.

10)	Application Of Proceeds Of Sale. The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company or of the liability and the balance (if any) shall be paid to the member or any person entitled by transmission to the shares so sold.

11)	Members Not Entitled To Privilege Of Membership Until All Calls Paid. No member shall be entitled to receive any dividend or to exercise any privilege as a member until he has paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

CALLS ON SHARES
12)	(a)	Directors May Make Calls. The directors may, subject to the provisions of these Articles, from time to time make such calls upon the members in respect of all moneys unpaid on their shares as they think fit, provided that fourteen (14) days’ notice at least is given of each call and each member shall be liable to pay the amount of every call so made upon him to the persons, by the instalments (if any) and at the times and places appointed by the directors.

	(b)	When Call Deemed To Have Been Made. A call shall be deemed to have been made at the time when the resolution of the directors authorising such call was passed.

	(c)	Liability Of Joint Holders. The joint holder of a share shall be jointly and severally liable to pay all calls and instalments in respect thereof.

	(d)	Interest On Unpaid Call. If before or on the said appointed date for payment thereof, a call or instalment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding ten per cent (10%) per annum as the directors shall fix from the day appointed for payment thereof to the time of actual payment, but the directors may waive payment of such interest wholly or in part.

	(e)	Sum Payable On Allotment Deemed To Be A Call. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall, for all purposes of these Articles, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all of the relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided.

	(f)	Difference In Calls. The directors may, from time to time, make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

	(g)	Calls May Be Paid In Advance. The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the money due upon his shares beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the directors may pay or allow such interest as may be agreed between them and such member, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up.
TRANSFER OF SHARES
13)	(a)	Offer To Sell Shares. No member shall sell, transfer or otherwise part with the beneficial ownership of any share in the Company without first making an offer to sell the same to the other existing members.

(b)	Offer To Remain Open. Every such offer shall remain open for the period stated in the offer, or if it is not stated in the offer, then for one hundred and twenty (120) days from the date of the offer.

(c)	More Than One Offerree. If before the expiry of such period the offeree shall, or if there is more than one any or all of the offeree(s) shall, accept all the shares so offered so that no part of the shares offered remain unaccepted, the offeror shall sell and the offeree or offerees shall purchase all the shares at the price not less than the fair market value as defined under paragraph (e) of this Article 13.

(d)	Notification To Auditors. Any member intending to offer his shares in the Company for sale shall not later than seven (7) days after the offer is made notify the Company’s auditors in writing of his intention to do so.

(e)	“Fair Value”. For the purpose of this Article 13, “fair value” per share shall mean the market value and if there is no market value determinable, it shall be the shareholders equity value equivalent to the total assets amount less the total liabilities amount as shown in the Company’s balance sheet, certified by the Company’s auditor in his sole discretion as at the end of the calendar month immediately preceding the calendar month in which the offer of the sale thereof is made or deemed to have been made, divided by the total number of issued shares of the Company. The fair value so determined shall be final and conclusive and binding upon the selling member and purchasing member. The Company’s auditor for the purpose of this provision, shall report the “fair value” as herein provided to the selling member and purchasing member within sixty (60) days after the receipt from the selling member of a notice in writing of his intention to sell the shares as herein provided. In certifying the fair value of the shares the Company’s auditor shall be acting as an expert and not as an arbitrator, and accordingly, the Malaysian arbitration laws shall not apply. All costs and expenses of the auditor shall be borne by the selling member.

(f)	Transfer To Be In Writing. Subject to the restrictions of these Articles, any member may transfer all or any of his shares but every transfer must be in writing and in the usual common form, or in any other form which the director may approve, and may be under hand only, and must be left at the office or at such other place as the directors may determine for registration, accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the directors may require to prove the title of the intending transferor or his right to transfer the shares.

(g)	Signing By Both Transferor and Transferee. The instrument of transfer of a share shall be signed both by the transferor and by the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

(h)	Retention of Instruments Of Transfer. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

(i)	Refusal To Register Transfer. If the directors refuse to register any transfer of a share, they shall within one (1) month after the date of which the transfer was lodged with the Company, send to the transferee notice of the refusal.

(j)	Suspension Of Registration. The registration of transfer may be suspended at such time and for such period as the directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

(k)	Renunciations. Nothing in these Articles shall preclude the directors from recognising a renunciation on the allotment of any share by the allottee in favour of some other persons.
TRANSMISSION OF SHARES
14)	(a)	Transmission On Death. In the case of the death of a shareholder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

	(b)	Registration Of Executors And Trustees In Bankruptcy. Any person becoming entitled to a share in consequence of the death, incompetence or bankruptcy of a member may, subject as hereinafter provided, either be registered himself as holder of the share upon giving to the Company notice in writing of his desire, or transfer such share to some other persons. All the provisions relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or transfer as aforesaid as if the death, incompetence or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

	(c)	Rights Of Unregistered Holders And Trustees. Save as otherwise provided by or in accordance with these provisions, a person becoming entitled to a share in consequence of the death or bankruptcy of a member shall be entitled to the same dividends and other advantages to which he would be entitled if he was the registered holder of the share, except that he shall not be entitled in respect thereof to exercise the rights conferred by the membership in relation to meetings of the Company until he has been registered as a member in respect of the share. Should such person fail either to transfer the share or to be registered as a member in respect thereof within sixty (60) days of being required to do by the directors, he shall be deemed to have elected to be registered as a member in respect thereof and may be registered accordingly.

FORFEITURE OF SHARES
15)	(a)	Directors Require Payment Of Call With Interest And Expenses. If any member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof, the directors may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring him to pay such call or instalment or such part thereof as remains unpaid, together with interest at such rate not exceeding ten per cent (10%) per annum as the directors shall determine, and any expenses that may have accrued by reason of such non-payment.

	(b)	Notice Requiring Payment To Contain Certain Particulars. The notice shall name a further day (not earlier than the expiration of seven (7) days from the date of the notice) on or before which such call or instalment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, are to be paid. It shall also name the place where payment is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

	(c)	On Non-compliance With Notice Shares Forfeited On Resolution Of Directors. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture notwithstanding that they shall have been declared.

	(d)	Notice Of Forfeiture To Be Given And Entered In Register Of Members. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the register of members opposite to the share.

	(e)	Directors May Annul Forfeiture Upon Terms. Notwithstanding any such forfeiture as aforesaid the directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit to impose.

	(f)	Directors May Dispose Of Forfeited Shares. Every share which shall be forfeited may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person upon such terms and in such manner as the directors shall think fit, and the directors may, if necessary, authorise some person to transfer the same to such other person as aforesaid.

(g)	Former Holder Of Forfeited Shares Liable For Call Made Before Forfeiture. A shareholder whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respect as if the shares had not been forfeited, and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowances for the value of the shares at the time of forfeiture.

(h)	Consequences Of Forfeiture. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of the rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members.

(i)	Title To Forfeited Share. A statutory declaration in writing that the declarant is a director of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate of proprietorship of the share under the seal deliver to the person to whom the same is sold or disposed of, shall constitute a good title to the shares, and (subject to the execution of any necessary transfer) such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see the application of the purchase money (if any) nor shall his title to the share be affected by any act, omission or irregularity to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.
ALTERATION OF SHARE CAPITAL
16)	Company May Increase Its Capital. The Company may from time to time by Special Resolution increase the share capital by such sum, to be divided into shares of such amount, as the Special Resolution shall prescribe.

17)	Company May Alter Its Capital. The Company may by Special Resolution -
(a)	increasing its share capital by the creation of new shares of such amount as it thinks expedient; or

(b)	consolidating and dividing all or any of its share capital into shares of larger amounts than its existing shares ; or

(c)	subdividing its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

(d)	cancel any share not taken or agreed to be taken by any person and which has been forfeited and diminish the amount of its share capital by the amount of shares so cancelled; or

(e)	converting all any of its paid-up shares into stock and reconverting that stock into paid-up shares of any denomination; or

(f)	redenominating the currency of any shares by the conversion of shares denominated in one currency to the same number of shares of another currency with the prior written of the creditor, if any.
Provided that any alteration of the rights of the holders of such existing class of shares shall not prejudice the existing rights of the holders of any other class of shares.

18)	Company May Reduce Its Capital. Subject to any provisions of the Act, the Company may, by Special Resolution, reduce its share capital and any capital redemption reserve fund or any share premium account in any manner.
MODIFICATION OF CLASS RIGHTS
19)	Rights Of Shareholders May Be Altered. Subject to the provisions of the Act, all or any of the rights, privileges or conditions for the time being attached or belonging to any class of shares for the time being forming part of the share capital of the Company may from time to time be modified, affected, varied, extended or surrendered in any manner with the consent in writing of the holders of not less than three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of the class. To any separate meeting all the provisions of these Articles as to general meetings of the Company shall mutatis-mutandis apply, but so that the necessary quorum shall be members of the class holding or representing by proxy one third of the share capital paid or credited as paid on the issued shares of the class, and every holder of shares of the class in question shall be entitled on a poll to one vote for any such shares held by him.
GENERAL MEETINGS
20)	(a)	Annual General Meeting. An annual general meeting shall be held once in every calendar year, save and except for the year of incorporation, at such time and place (including in Labuan or any part of Malaysia or any part of the world) as may be determined by the directors, but so that within nine (9) months after the date to which the accounts of the Company are made up.

	(b)	Extraordinary General Meeting. A general meeting other than the statutory meeting and Annual General Meeting is called an Extraordinary General Meeting. The directors may call an Extraordinary Meeting whenever they think fit and an Extraordinary Meeting shall also be convened on such requisition.

(c)	Resolution Signed By All Members As Effective As If Passed At General Meeting. Subject to the Act, a resolution in writing signed by all members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be valid and effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by one or more members. For the purposes of this Article a cable telegram, telex, telefax or other electronic communication sent by a member shall be deemed to be document signed by him.

(d)	Notice Of Meeting
(i)	Annual General Meeting

The Company shall give its members notice of such meeting not less than fourteen (14) days before the meeting. The accidental omission to give such notice to or the non-receipt of such notice by any members shall not invalidate the proceedings or any resolution passed at the meeting.

(ii)	Extraordinary General Meeting

The Company shall give its members notice for such meeting not less than twenty-one (21) days, specifying the place, day and hour of meeting and in the case of special business the general nature of such business, shall be given in manner hereinafter mentioned to such persons as are under the provisions of these Articles entitled to receive notices of general meetings from the Company, but with the consent of all persons for the time being entitled as aforesaid, a meeting may be convened upon a shorter notice, and in such manner as such persons may approve. The accidental omission to give such notice to or the non-receipt of such notice by any such person shall not invalidate the proceedings or any resolution passed at any such meeting.
PROCEEDINGS AT GENERAL MEETINGS
21)	(a)	Special Business. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an ordinary meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the directors and auditors, and any other documents annexed to the balance sheets, the election of directors in the place of those retiring and the appointment and fixing of the remuneration of the auditors.

	(b)	No Business To Be Transacted Unless Quorum Present. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be one shareholder present in person or by proxy. For the purposes of this Article, such shareholder or his proxy shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each other’s voice, and for this purpose participation shall constitute proof of recognition.

(c)	If No Quorum Meeting Dissolved. If within thirty (30) minutes from the time appointed for the holding of a general meeting, a quorum is not present, the meeting shall be dissolved and shall stand adjourned to such other day and at such other time and place as the directors may determine.

(d)	Chairman Of Board To Preside At All Meetings. The chairman, if any, of the board of directors shall preside at every general meeting, but if there be no such chairman or if at any meeting he shall not be present within fifteen (15) minutes after the time appointed for holding the same, or shall be unwilling to act as chairman, the members present shall choose one of the directors to act as chairman or if no director be present, or if all the directors present decline to take the chair, the members present shall choose one of the members present to be chairman of the meeting.

(e)	Notice Of Adjourned Meeting. The chairman may, with the consent of any meeting, adjourn any meeting from time to time and from place to place. Whenever a meeting is adjourned for ten (10) days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

(f)	How Poll To Be Taken. A poll demanded on the election of a chairman or on a question of adjournment shall be taken at such time and place, and in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Any business other than upon which a poll has been demanded may be proceeded with at a meeting pending the taking of the poll.

(g)	Chairman To Have Casting Vote. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.
VOTES OF MEMBERS
22)	(a)	Number Of Votes. Subject to any rights or restrictions for the time being attached to any class or classes of shares, every member present in person or by proxy or represented by an attorney shall have one vote on a show of hands and shall have one vote for each voting share of which he is the holder.

	(b)	Split Votes. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

	(c)	Votes Of Joint Holders Of Shares. In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of any other joint holder; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

(d)	Votes Of Lunatic Member. A person of unsound mind, or in respect of whom an order has been made by a court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee receiver, curator bonis, or other legal curator and such last mentioned persons may give their votes either personally or by proxy.

(e)	Members Indebted To Company In Respect Of Shares Not Entitled To Vote. No members shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

(f)	Instrument Appointment Proxy To Be In Writing. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation under the hand of an officer or attorney of the corporation. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. A proxy or an attorney need not be a member of the Company.

(g)	Instrument Appointing A Proxy To Be Left At The Office. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the office not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid.

(h)	Form Of Proxy. An instrument appointing a proxy shall be in writing in the common form or any other form approved by the directors.

(i)	Corporation Acting By Representative At Meeting. Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of their directors or other governing body authorising such person as they think fit to act as representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

(j)	Proxy By Cable, Telegram, Telefax, Telex Or Other Electronic Means Shall Be Valid. Notwithstanding the provisions of paragraphs (f), (g) and (h) of this Article hereof the appointment of a proxy shall be valid if made by cable, telegram, telefax, telex or other electronic means.
DIRECTORS
23)	(a)	Number Of Directors. The Company shall have at least one (1) director who may be a resident director or a corporation.

	(b)	Terms Of Appointment. Each director holds office according to the terms of his appointment until his successor takes office or until his earlier death, resignation or removal.

(c)	First Director. The first director or directors shall be elected by the subscriber to the Memorandum of Association. Thereafter, the director or directors shall be elected by the members or directors for such term as the members or directors may determine and may be removed by the members.

(d)	No Retirement By Rotation. Directors shall not be subject to annual retirement by rotation. Save and except when a resident director is required under the Act, a resident director who is an officer of a Trust Company, which made him available for the appointment, may, subject to agreement between the Company and the Trust Company be replaced at any time.

(e)	Director’s Qualification. A director shall not be required to hold any share qualification in the Company but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company. A director of the Company may be a corporate person. A resident director of the Company shall be an officer of a Trust Company made available for the appointment by such Trust Company.

(f)	Alternate Directors. A director by writing under his hand deposited at the registered office of the Company may from time to time appoint another director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Article 27(h) hereof, his alternate (if any) shall be entitled to signify approval of the same on behalf of that director.

A director by writing under his hand deposited at the registered office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

(g)	Director’s Remuneration. The remuneration of the directors shall from time to time be determined by the Company in general meeting. The directors shall also be paid such travelling, hotel and other expenses as may reasonably be incurred by them in the execution of their duties including any such expenses incurred in connection with their attendance at meetings of directors. If by arrangement with the other directors any director shall perform or render any special duties or services outside his ordinary duties as a director, the directors may pay him special remuneration by way of salary, commission, participation in profits or otherwise as may be arranged. The remuneration or fees, if any, of a resident director shall be payable to the Trust Company which made him available for the appointment, and in such manner and at such times as may be agreed between the Trust Company and the Company.

(h)	Director May Be Interested In Other Companies. A director of the Company may be or become a director or other officer of, or otherwise interested in, any company whether promoted by the Company or otherwise or in which the Company may be interested as shareholder or otherwise, and no such remuneration or other benefits received by him as a director or officer of, or from his interest in such other company shall constitute an interest in such other company unless the Company otherwise directs.

(i)	Directors To Manage Company’s Business. The business of the Company shall be managed by the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of the members; but no requirement made by a resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Directors which would have been valid if such requirement had not been made.

(j)	Managing Director. The directors may from time to time appoint one (1) of the directors to be managing director and a director so appointed shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other directors of the Company, and if he ceases to hold the office of directors he shall ipso facto and immediately cease to be a managing director.

(k)	Attorneys. The directors may from time to time and at any time by power of attorney, appoint any company, firm or persons or body or persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretion (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorneys may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

(l)	Directors’ Borrowing Powers. The directors may borrow or raise funds from time to time for the purposes of the Company or secure the payment of such sums as they may think fit, and may secure the repayment or payment of any such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures (whether at par or at a discount or premium) or otherwise as they may think fit.

(m)	Vacancies In Board. A vacancy in the board of directors may be filled by the appointment of a new director pursuant to a resolution of members or of a majority of the remaining directors.

(n)	Directors To Comply With Act. The directors shall duly comply with the provisions of the Act, and particularly the provisions as to registration and keeping copies of mortgages and charges, keeping a register of members, keeping a register of directors and secretaries and entering all necessary particulars therein, and sending a copy thereof or a notification of any changes therein to LOFSA, and sending to such Registrar of Companies an annual return as required by Section 109 of the Act, notices as to increase of capital, returns of allotments and contract relating thereto, copies of Special Resolutions and other particulars connected with the above.

(o)	Directors To Cause Minutes To Be Made. The directors shall cause proper minutes to be made of all general meetings, meetings of directors and committees of the Company and all business transacted at such meetings; and such minutes of any meeting, if purporting to be signed by the chairman of such meeting, shall be conclusive evidence without any further proof of the facts therein stated.

(p)	Director Who Is A Body Corporate. Any director who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it at Directors’ meetings and of transacting any of the business of the directors.
DIRECTORS CONTRACTING WITH COMPANY
OR HOLD OFFICE OF PROFIT
24)	(a)	Director contracting with the Company. A director may contract with and be interested in any contract or proposed contract with the Company and shall not be liable to account for any profit made by him by reason of any such contract, provided that the nature of the interest of the director in any such contract be declared at a meeting of the directors as required by Section 91 of the Act. No director shall vote as a director in respect of any contract or arrangement in which he is interested, although he shall be counted in the quorum present at the meeting, but this prohibition shall not apply to any contract or arrangement with any other company in which he is interested only as an officer or director of that other company or as holder of shares or other securities.

	(b)	Director holding office or place of profit. A director may hold any other office or place of profit under the Company (except that of auditor) in conjunction with his office of director for such period and on such terms as to remuneration and otherwise as the directors may determine.

	(c)	Remuneration. A director may act by himself or his firm in any professional capacity of the Company (except as auditor) and he or his firm shall be entitled to remuneration for professional services as if he was not a director.

DISQUALIFICATION OF DIRECTORS
25)	Office Of Directors Vacated In Certain Cases. Subject as herein otherwise provided or to the terms of any subsisting agreement, the office of a director shall be vacated:-
(a)	if a receiving order is made against him or he makes any arrangement or composition with his creditors.

(b)	if he is prohibited from being a director by reason of any order made under provisions of the Act.

(c)	if he is found lunatic or becomes of unsound mind.

(d)	if he shall be requested in writing to vacate office by all the other directors and they pass a resolution that he has been so requested and by reason thereof has vacated his office.

(e)	if he resigns his office by notice in writing to the Company.
APPOINTMENT AND REMOVAL OF DIRECTORS
26)	(a)	Appointment. The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors. The First Directors of the Company shall be ADAM HERBERT CLAMMER (USA PASSPORT NO. : 205456166) AND KENNETH YEH-KANG HAO (USA PASSPORT NO. : 211313143).

	(b)	Removal. The Company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.
PROCEEDINGS OF DIRECTORS
27)	(a)	Director May Call Meeting Of Directors. A director may and the Secretary, on the requisition of a director, shall at any time summon a meeting of the directors.

	(b)	Meeting Of Directors. The directors may meet together for the dispatch of business adjourn, and otherwise regulate their meetings, as they think fit. The quorum necessary for the transaction of business shall be two (2). All matters arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. For the purposes of this Article, a director shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognise each other’s voice, and for this purpose participation shall constitute proof of recognition.

	(c)	Chairman Of The Board. The directors may from time to time appoint one of the directors to be chairman of the board and from time to time remove such chairman. If at any meeting the chairman is not present within thirty (30) minutes after the time appointed for holding the same, the directors present shall choose one of their members to be chairman of such meeting.

(d)	Director May Delegate Their Powers. The directors may delegate any of their powers to committees consisting of such member or members of their board, as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

(e)	Chairman To Committee. A committee may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of the members to be chairman of the meeting.

(f)	Meeting Of Committees. A committee may meet and adjourn, as its members think proper. Questions arising at any meeting shall be determined by a simple majority of votes of the members present, and in case of an equality of votes, the chairman shall not have a second or casting vote.

(g)	All Acts By Directors To Be Valid. All acts done bona fide by any meeting of directors, or by a committee of directors, or by any person acting as a director shall notwithstanding that, it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

(h)	Resolution Signed By Directors To Be Valid. A resolution in writing signed by all the directors shall be as effective for all purposes as a resolution passed at a meeting of the directors duly convened, held and constituted. Any such resolution may be contained in one or more documents signed by one or more of the directors or their respective alternates and for the purposes of this Article, a cable, telegram, telefax or telex or other electronic means sent by a director shall be deemed to be a document in writing signed by him provided that such cable, telegram, telefax, telex or other electronic means is confirmed in writing by the provision of the original thereof within three (3) weeks of the date of such cable, telegram, telefax, telex or other electronic means.
SECRETARY
28)	(a)	Resident Secretary. The Resident Secretary and any additional secretaries, shall be appointed by the directors of the Company and any secretary so appointed may be removed by them. Where there are two or more secretaries, at least one of them shall be a resident secretary who shall be an officer of a Trust Company or a company wholly owned by a Trust Company and made available for the appointment by the said Trust Company. The first Secretary of the Company shall be MESSRS. ZAID IBRAHIM SECRETARIAL SERVICES SDN. BHD. [Company No. 227942-U] who shall be the Resident Secretary of the Company.

	(b)	Remuneration of Resident Secretary. The salary of a Resident Secretary shall be fixed by agreement between the Company and the Trust Company which made the secretary available for the appointment and shall be paid in such manner and at such times as shall be mutually agreed upon.

THE SEAL
29)	Affixing of Seal. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of directors, and in the presence of two (2) directors or a director and the Secretary or such other person as the directors may appoint for the purpose and that two (2) directors or a director and the Secretary or other person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence, and in favour of any person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.
DIVIDENDS AND RESERVES
30)	(a)	Distribution Of Dividends. Subject to any preferential or other special rights for the time being attached to any special class of shares, the profits of the Company which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up or credited as paid up thereon respectively otherwise than in advance of calls.

	(b)	Declaration Of Dividends. Subject to the provisions of the Act, the directors may from time to time declare dividends, but no such dividend shall be payable except out of the profits, as provided by Section 140 of the Act. The directors may, if they think fit, from time to time declare and pay to the members such dividends as appear to them to be justified by the position of the Company, and may also from time to time, if in their opinion such payment is so justified, pay any preferential dividends which by the terms of issue of any shares are made payable on fixed dates. No higher dividend shall be paid than is recommended by the directors, and the declaration of the directors as to the amount of the net profits shall be conclusive.

	(c)	Directors May Form Reserve Fund. The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves, which shall at the discretion of the directors be applicable for meeting contingencies, or for repairing or maintaining any works connected with the business of the Company, or for equalising dividends, or for distribution by way of special dividend or bonus, or may be applied for such other purposes for which the profits of the Company may lawfully be applied as the directors may think expedient in the interests of the Company, and pending such application the directors may employ the sums from time to time so set apart as aforesaid in the business of the Company. The directors may also from time to time carry forward such sums, as they may deem expedient in the interest of the Company.

	(d)	Dividend Warrants To Be Posted To Members. Every dividend warrant may, unless otherwise directed, be sent by post to the last registered address of the member entitled thereto, and the receipt of the person whose name at the date of the declaration of the dividend appears on the register of members as the owner of any share or, in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company for all payments made in respect of such share. No unpaid dividend or interest shall bear interest as against the Company.

CAPITALISATION OF PROFITS
31)	Company May Capitalise Reserves And Undivided Profits. The Company in general meeting may at any time and from time to time pass a resolution that any sum not required for the payment or provision of any fixed preferential dividend, and (A) for the time being standing to the credit of any reserve of the Company including premiums received on the issue of any shares or debentures of the Company, or (B) being undivided net profits in the hands of the Company, be capitalised, and that such sum be appropriated as capital to and amongst the shareholders in the proportions in which they would have been entitled thereto if the same had been distributed by way of dividend on the shares, and in such manner as the resolution may direct, and such resolution shall be effective, and the directors shall in accordance with such resolution apply such sum in paying up in full any unissued shares or debentures of the Company on behalf of the shareholders aforesaid, and appropriate such shares or debentures and distribute the same credited as fully paid up to and amongst such shareholders in the proportions aforesaid in satisfaction of the shares and interests of such shareholders in the said capitalised sum or shall apply such sum or any part thereof on behalf of the shareholders aforesaid in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares held by such shareholders or otherwise deal with such sum as directed by such resolution. Where any difficulty arises in respect of any such distribution, the directors may settle the same as they think expedient, and in particular they may issue fractional certificates, fix the value for distribution of any fully paid-up shares or debentures, make cash payments to any shareholders on the footing of the value so fixed in order to adjust rights, and vest any such shares or debentures in trustees upon such trust for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the directors. When deemed requisite a proper contract for the allotment and acceptance of any shares to be distributed as aforesaid shall be delivered to LOFSA for registration in accordance with Section 43 of the Act and the directors may appoint any person to sign such contract on behalf of the person entitled to the share in the appropriation and distribution and such appointment shall be effective.
ACCOUNTS
32)	Accounts and books to be kept. The directors shall cause proper accounts to be kept:-
(a)	of the assets and liabilities of the Company;

(b)	of all sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place; and

(c)	of all sales and purchases by the Company.
The accounting and other records shall be kept at the registered office or at such other place as the directors shall think fit, and shall always be open to the inspection by the directors.

33)	Inspection By Members. The directors shall from time to time determine whether in any particular case or class of cases, or generally, to what extent and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them shall be open to the inspection of members, and no member (not being a director) shall have rights of inspecting any account or book or document of the Company, except as conferred by the Act or authorised by the directors or by a resolution of the Company in general meeting.

34)	Accounts To Be Laid Before Company. Once in every year the directors shall caused to be laid before the Company at annual general meeting the accounts of the Company not more than nine (9) months after the date to which the accounts are made up.
AUDIT
35)	Appointment Of Auditor. The Directors may from time to time a person or firm who has been approved by and registered with LOFSA as the Auditor of the Company, if they think fit.

36)	Rights And Duties Of Auditors. Every auditor of the Company shall have the right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he think necessary for the performance of his duties. The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited profit and loss account and balance sheet are to be presented.
NOTICE
37)	(a)	Service Of Notice. A notice or any other document other than the notice requirements under Articles 20(a) and 20(b), may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his last registered address as appearing in the register of members.

	(b)	Service On Joint Holders Of Shares. All notices directed to be given to the members shall with respect to any share to which such persons are jointly entitled, be given to whichever of such persons is named first in the register of members and any notice so given shall be sufficient notice to all the holders of such share.

	(c)	Notices In Case Of Death Or Bankruptcy. A notice may be given by the Company to the persons entitled to any share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid envelope addressed to them by name or by the title of representatives or trustees of such deceased or bankrupt member, at the address (if any) supplied for the purpose by such person as aforesaid, or (until such an address has been supplied) by giving the notice in the manner in which the same would have been given if the death or bankruptcy had not occurred.

	(d)	When Service Deemed Effected. Any notice or other document, if served or sent by post, shall be deemed to have been served or delivered at the time the letter containing the same is put into the post and in proving such service or sending it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and put into the post office.
INDEMNITY
38)	Directors And Officers Entitled To Indemnity. Subject to the provisions of the Act and any other statute for the time being in force, every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto provided that such losses or liabilities are not sustained or incurred by reason of bad faith, negligence or other default of the said director or officer, and no director or other officer shall be liable for any liabilities incurred by the Company in the execution of the duties of his office or in relation thereof.
LODGEMENT
39)	Lodgement Of Documents. Every document required or permitted to be lodged or filed with the relevant authorities shall be lodged or filed within the time period pursuant to the provisions of the Act through a Trust Company.
WINDING UP
40)	Division Of Assets of the Company. If the Company shall be wound up, the Liquidator may, in accordance with a resolution of members and in accordance with Section 131 of the Act, divide among the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.
AMENDMENTS TO ARTICLES
41)	Alteration And Modification. The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a Special Resolution of the Company.
* * * * * * * * * * * * * * * * * * * * * * * * *

We, the undersigned subscribers whose names and address are subscribed hereunder being subscribers hereby agree to the foregoing Articles of Association.

NAME, ADDRESS AND PARTICULARS	SIGNATURE AND DESCRIPTION
OF SUBSCRIBERS	OF SUBSCRIBERS

Argos General IP (Singapore) Pte. Ltd. (Company No. : 200512430D) c/o Wong Partnership, Advocates and Solicitors, 80 Raffles Place, #58-01, UOB Plaza 1, SINGAPORE 048624

/s/ Adam H. Clammer
Authorised Signatory for Argos General IP (Singapore) Pte. Ltd.

Dated this 9th day of September, 2005

Witness to the above signatures:

/s/ Kimberly Ann Wilding
Name : Kimberly Ann Wilding

Driving License No.: C1639206

Address : 49 Showers, Dr. Unit 227, Mountain View, CA 94040, United States of America